Exhibit 99.1
Skyward Specialty Insurance Group Reports Third Quarter 2024 Results
Houston, TX – October 29, 2024 – Skyward Specialty Insurance Group, Inc. (Nasdaq: SKWD) (“Skyward Specialty” or the “Company”) today reported third quarter 2024 net income of $36.7 million, or $0.89 per diluted share, compared to $21.7 million, or $0.57 per diluted share, for the same 2023 period. Net income for the first nine months of 2024 was $104.4 million, or $2.53 per diluted share, compared to $56.7 million, or $1.50 per diluted share, for the same 2023 period.
Adjusted operating income(1) for the third quarter of 2024 was $29.4 million, or $0.71 per diluted share, compared to $25.0 million, or $0.65 per diluted share, for the same 2023 period. Adjusted operating income(1) for the first nine months of 2024 was $93.4 million, or $2.26 per diluted share, compared to $56.5 million, or $1.49 per diluted share, for the same 2023 period.
Highlights for the third quarter included:
•Gross written premiums of $400.0 million an increase of 12.4% compared to the third quarter of 2023.
•Combined ratio of 92.2% and ex-Cat combined ratio of 89.4% compared to 90.2% and 89.8%, respectively, for the third quarter of 2023.
•Annualized return on equity of 19.1% through the first nine months of 2024 compared to 15.8% for the same 2023 period.
•Book value per share of $19.89, an increase of 19% compared to December 31, 2023.

(1) See "Reconciliation of Non-GAAP Financial Measures"
Skyward Specialty Chairman and CEO Andrew Robinson commented, "These past weeks have proven to be a very difficult time and our thoughts continue to be with those impacted by Hurricanes Helene and Milton; I am proud of the extraordinary efforts of our claims team and partners who continue to deliver exceptional service to our customers affected by these catastrophes."

"As for our third quarter, our results reflect our continued excellent execution of our "Rule our Niche" strategy, and our disciplined underwriting and our strategic risk management. Our adjusted operating income was up nearly 18% over the prior year quarter, continuing the trend of strong earnings growth we have delivered every quarter as a public company, and our 19.1% annualized return on equity year to date is outstanding. We delivered gross written premiums growth of 12.4% over the prior year quarter while continuing to increase our mix of business to areas that are less exposed to the P&C cycles. Given investments into our business, the momentum building in certain divisions, and with full consideration for the market backdrop, I am confident that we are well positioned to deliver strong growth as we look forward to the coming quarters."

Results of Operations
Underwriting Results

Premiums
($ in thousands)	Three months ended September 30,			Nine months ended September 30,
unaudited	2024	2023	% Change	2024	2023	% Change
Gross written premiums	$400,014	$355,732	12.4%	$1,354,877	$1,138,224	19.0%
Ceded written premiums	$(131,692)	$(75,036)	75.5%	$(502,326)	$(441,650)	13.7%
Net retention	67.1%	78.9%	NM (1)	62.9%	61.2%	NM (1)
Net written premiums	$268,322	$280,696	(4.4)%	$852,551	$696,574	22.4%
Net earned premiums	$269,557	$227,033	18.7%	$763,482	$604,211	26.4%
(1) Not meaningful

The increase in gross written premiums for the third quarter and first nine months of 2024, when compared to the same 2023 periods, was driven by double-digit premium growth primarily from our transactional E&S, programs, captives, surety and global property & agriculture underwriting divisions.
During the third quarter and first nine months of 2023, the Company cancelled a quota share reinsurance contract. Excluding the impact of the cancellation, net written premiums for the third quarter and first nine months of 2024 increased 16.5%(2) and 32.0%(2), respectively, when compared to the same 2023 periods.

Combined Ratio	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023
Non-cat loss and LAE(1)	60.6%	60.7%	60.6%	60.9%
Cat loss and LAE(1)	2.8%	0.4%	1.5%	1.8%
Prior accident year development - LPT(2)	(0.1)%	(0.1)%	(0.1)%	(0.2)%
Loss Ratio	63.3%	61.0%	62.0%	62.5%
Net policy acquisition costs	13.9%	15.0%	13.9%	13.0%
Other operating and general expenses	15.7%	15.1%	15.8%	16.3%
Commission and fee income	(0.7)%	(0.9)%	(0.8)%	(1.0)%
Expense ratio	28.9%	29.2%	28.9%	28.3%
Combined ratio	92.2%	90.2%	90.9%	90.8%
Ex-Cat Combined Ratio(3)	89.4%	89.8%	89.4%	89.0%

Adjusted Underwriting Ratios
Adjusted loss ratio(2)	63.4%	61.1%	62.1%	62.7%
Expense ratio	28.9%	29.2%	28.9%	28.3%
Adjusted combined ratio(2)	92.3%	90.3%	91.0%	91.0%
(1) Current accident year
(2) See "Reconciliation of Non-GAAP Financial Measures"
(3) Defined as the combined ratio excluding cat loss and LAE(1)

The loss ratios for the third quarter and first nine months of 2024 increased 2.3 points and improved 0.5 points, respectively, when compared to the same 2023 periods. The third quarter of 2024 was impacted by higher catastrophe losses, primarily from Hurricanes Helene and Beryl.
The expense ratios for the third quarter and first nine months of 2024 were comparable to the same 2023 periods.
The expense ratios for all periods presented exclude the impact of IPO related stock compensation and secondary offering expenses, which are reported in other expenses in our condensed consolidated statements of operations and comprehensive income.
Investment Results

Net Investment Income
$ in thousands	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023
Short-term investments & cash and cash equivalents	$4,537	$3,022	$13,645	$8,007
Fixed income	15,458	9,488	41,722	24,867
Equities	596	650	1,974	1,332
Alternative & strategic investments	(1,070)	(71)	2,615	(7,888)
Net investment income	$19,521	$13,089	$59,956	$26,318
Net unrealized gains (losses) on securities still held	$8,378	$(6,391)	$15,609	$2,394
Net realized gains	1,809	3,407	1,056	934
Net investment gains (losses)	$10,187	$(2,984)	$16,665	$3,328

Beginning January 1, 2024 we simplified the investment portfolio classifications to align with our strategy and the underlying risk characteristics of the portfolio. The prior period has been reclassified to conform to the current period presentation.
Net investment income for the third quarter and first nine months of 2024 increased $6.4 million and $33.6 million, respectively when compared to the same 2023 periods, primarily driven by increased income from our fixed income portfolio and short-term investments due to higher yields and larger asset bases.
Stockholders’ Equity
Stockholders’ equity was $797.5 million at September 30, 2024 which represents an increase of 10.2% when compared to stockholders' equity of $723.6 million at June 30, 2024. The increase in stockholders’ equity was primarily due to net income and an increase in the market value of our investment portfolio.
Share Repurchase Authorization
In October 2024, the Company's Board of Directors authorized a share repurchase program authorizing the repurchase of up to $50.0 million of the Company's common stock.
Skyward Specialty Chairman and CEO Andrew Robinson commented, “The share repurchase program allows Skyward to opportunistically deploy our capital in an accretive fashion and ultimately drive long-term value creation for our shareholders. Given our strong cash position and financing flexibility, the repurchase program will not limit our ability to support our near-term growth or our flexibility to support ongoing investment in the key growth areas of our business, or to capture additional value creating opportunities.”
The shares may be repurchased from time to time in open market purchases, privately-negotiated transactions, block purchases, accelerated share repurchase agreements or a combination of methods and pursuant to safe harbors provided by Rule 10b-18 and Rule 10b5-1 under the Securities Exchange Act of 1934. The timing, manner, price and amount of any repurchases under the share repurchase program will be determined by the Company in its discretion. The stock repurchase program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time.

Conference Call
At 9:30 a.m. eastern time tomorrow, October 30, 2024, Skyward Specialty management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion at investors.skywardinsurance.com under Events & Presentations. Additionally, investors can access the earnings call via conference call by registering via the conference link. Users will receive dial-in information and a unique PIN to join the call upon registering.
Non-GAAP Financial Measures
This release contains certain financial measures and ratios that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We refer to these measures as “non-GAAP financial measures.” We use these non-GAAP financial measures when planning, monitoring, and evaluating our performance.
We have chosen to exclude the net impact of the Loss Portfolio Transfer (“LPT”), all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening in certain non-GAAP metrics, where noted, as the business subject to the LPT is not representative of our continuing business strategy. The business subject to the LPT is primarily related to policy years 2017 and prior, was generated and managed under prior leadership, and has either been exited or substantially repositioned during the reevaluation of our portfolio. We consider these non-GAAP financial measures to be useful metrics for our management and investors to facilitate operating performance comparisons from period to period. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and is not meant to be a substitute for revenue or net income, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. For more information regarding these non-GAAP financial measures and a reconciliation of such measures to comparable GAAP financial measures, see the section entitled “Reconciliation of Non-GAAP Financial Measures.”
About Skyward Specialty Insurance Group, Inc.
Skyward Specialty is a rapidly growing and innovative specialty insurance company, delivering commercial property and casualty products and solutions on a non-admitted and admitted basis. The Company operates through eight underwriting divisions - Accident & Health, Captives, Global Property & Agriculture, Industry Solutions, Professional Lines, Programs, Surety and Transactional E&S. SKWD stock is traded on the Nasdaq Global Select Market, which represents the top fourth of all Nasdaq listed companies.
Skyward Specialty's subsidiary insurance companies consist of Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. These insurance companies are rated A (Excellent) with stable outlook by A.M. Best Company. Additional information about Skyward Specialty can be found on our website at www.skywardinsurance.com.

Forward-Looking Statements
Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are typically, but not always, identified through use of the words "believe," "expect," "enable," "may," "will," "could," "intends," "estimate," "anticipate," "plan," "predict," "probable," "potential," "possible," "should," "continue," and other words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Skyward Specialty's Form 10-K, and include (but are not limited to) legislative changes at both the state and federal level, state and federal regulatory rule making promulgations and adjudications, class action litigation involving the insurance industry and judicial decisions affecting claims, policy coverages and the general costs of doing business, the potential loss of key members of our management team or key employees and our ability to attract and retain personnel, the impact of competition on products and pricing, inflation in the costs of the products and services insurance pays for, product development, geographic spread of risk, weather and weather-related events, other types of catastrophic events, our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss, and losses resulting from reinsurance counterparties failing to pay us on reinsurance claims. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Skyward Specialty Insurance Group, Inc.
Investor contact:
Natalie Schoolcraft,
nschoolcraft@skywardinsurance.com
614-494-4988
or
Media contact:
Haley Doughty
hdoughty@skywardinsurance.com
713-935-4944

Skyward Specialty Insurance Group, Inc.

Consolidated Balance Sheets
($ in thousands, except share and per share amounts)
(unaudited)	September 30, 2024	December 31, 2023
Assets
Investments:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $1,359,700 and $1,047,713, respectively)	$1,357,500	$1,017,651
Fixed maturity securities, held-to-maturity, at amortized cost (net of allowance for credit losses of $239 and $329, respectively)	39,321	42,986
Equity securities, at fair value	124,719	118,249
Mortgage loans, at fair value	36,267	50,070
Equity method investments	102,111	110,653
Other long-term investments	23,802	3,852
Short-term investments, at fair value	206,358	270,226
Total investments	1,890,078	1,613,687
Cash and cash equivalents	105,573	65,891
Restricted cash	45,783	34,445
Premiums receivable, net	327,176	179,235
Reinsurance recoverables, net	686,725	596,334
Ceded unearned premium	236,962	186,121
Deferred policy acquisition costs	119,910	91,955
Deferred income taxes	18,502	21,991
Goodwill and intangible assets, net	87,607	88,435
Other assets	80,547	75,341
Total assets	$3,598,863	$2,953,435
Liabilities and stockholders’ equity
Liabilities:
Reserves for losses and loss adjustment expenses	$1,568,777	$1,314,501
Unearned premiums	692,452	552,532
Deferred ceding commission	44,984	37,057
Reinsurance and premium payables	200,967	150,156
Funds held for others	102,219	58,588
Accounts payable and accrued liabilities	73,001	50,880
Notes payable	100,000	50,000
Subordinated debt, net of debt issuance costs	18,956	78,690
Total liabilities	2,801,356	2,292,404
Stockholders’ equity
Common stock, $0.01 par value, 500,000,000 shares authorized, 40,099,931 and 39,863,756 shares issued and outstanding, respectively	401	399
Additional paid-in capital	716,095	710,855
Stock notes receivable	—	(5,562)
Accumulated other comprehensive loss	(1,703)	(22,953)
Retained earnings (accumulated deficit)	82,714	(21,708)
Total stockholders’ equity	797,507	661,031
Total liabilities and stockholders’ equity	$3,598,863	$2,953,435

Skyward Specialty Insurance Group, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income
($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023

Revenues:
Net earned premiums	$269,557	$227,033	$763,482	$604,211
Commission and fee income	1,818	2,085	5,897	5,817
Net investment income	19,521	13,089	59,956	26,318
Net investment gains (losses)	10,187	(2,984)	16,665	3,328
Other loss	(195)	—	(202)	—
Total revenues	300,888	239,223	845,798	639,674
Expenses:
Losses and loss adjustment expenses	170,521	138,536	473,489	377,841
Underwriting, acquisition and insurance expenses	79,817	68,315	226,270	176,653
Interest expense	2,229	2,632	7,405	7,250
Amortization expense	351	463	1,099	1,336
Other expenses	1,117	1,482	3,350	4,061
Total expenses	254,035	211,428	711,613	567,141
Income before income taxes	46,853	27,795	134,185	72,533
Income tax expense	10,185	6,084	29,763	15,814
Net income	36,668	21,711	104,422	56,719
Net income attributable to participating securities	—	—	—	1,492
Net income attributable to common stockholders	$36,668	$21,711	$104,422	$55,227
Comprehensive income:
Net income	$36,668	$21,711	$104,422	$56,719
Other comprehensive income:
Unrealized gains and losses on investments:
Net change in unrealized gains (losses) on investments, net of tax	31,396	(8,722)	24,527	(5,309)
Reclassification adjustment for losses on securities no longer held, net of tax	(1,963)	(3,667)	(3,277)	(4,879)
Total other comprehensive income (loss)	29,433	(12,389)	21,250	(10,188)
Comprehensive income	$66,101	$9,322	$125,672	$46,531

Skyward Specialty Insurance Group, Inc.

Share and Per Share Data
($ in thousands, except share and per share amounts)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023

Weighted average basic shares	40,098,345	36,743,393	40,039,269	35,502,843
Weighted average diluted shares	41,428,557	38,403,843	41,302,108	37,830,431

Basic earnings per share	$0.91	$0.59	$2.61	$1.56
Diluted earnings per share	$0.89	$0.57	$2.53	$1.50
Basic adjusted operating earnings per share	$0.73	$0.68	$2.33	$1.55
Diluted adjusted operating earnings per share	$0.71	$0.65	$2.26	$1.49

Annualized ROE (1)	19.3%	16.4%	19.1%	15.8%
Annualized adjusted ROE (2)	15.5%	18.9%	17.1%	15.8%
Annualized ROTE (3)	21.8%	19.7%	21.7%	19.4%
Annualized adjusted ROTE (4)	17.5%	22.8%	19.4%	19.4%

			September 30	December 31
			2024	2023

Shares outstanding			40,099,931	39,863,756
Fully diluted shares outstanding			41,986,881	41,771,854

Book value per share			$19.89	$16.72
Fully diluted book value per share			$18.99	$15.96
Fully diluted tangible book value per share			$16.91	$13.84

(1) Annualized ROE is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(2) Annualized adjusted ROE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending stockholders' equity during the period
(3) Annualized ROTE is net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period
(4) Annualized adjusted ROTE is adjusted operating income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders' equity during the period

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted operating income – We define adjusted operating income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted operating income differently.

($ in thousands)	Three months ended September 30,				Nine months ended September 30,
(unaudited)	2024		2023		2024		2023
	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax	Pre-tax	After-tax
Income as reported	$46,853	$36,668	$27,795	$21,711	$134,185	$104,422	$72,533	$56,719
Less (add):
Net investment gains (losses)	10,187	8,048	(2,984)	(2,357)	16,665	13,165	3,328	2,629
Net impact of loss portfolio transfer	318	251	266	210	800	632	970	766
Other loss	(195)	(154)	—	—	(202)	(160)	—	—
Other expenses	(1,117)	(882)	(1,482)	(1,171)	(3,350)	(2,647)	(4,061)	(3,208)
Adjusted operating income	$37,660	$29,405	$31,995	$25,029	$120,272	$93,432	$72,296	$56,532

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Quota Share Reinsurance Cancellation Reconciliation - to exclude the impact of the cancellation of a quota share reinsurance contract on ceded written premiums, net retention, net written premiums and net earned premiums for the three and nine months ended September 30, 2023:

	Three months ended September 30,
	2024	2023			%
(unaudited)	As Reported	As Reported	Adjustment	Adjusted	Change
Ceded written premiums	$(131,692)	$(75,036)	$(50,462)	$(125,498)	4.9%
Net retention	67.1%	78.9%		64.7%	NM (1)
Net written premiums	$268,322	$280,696	$(50,462)	$230,234	16.5%
Net earned premiums	$269,557	$227,033	$(13,145)	$213,888	26.0%

	Nine months ended September 30,
	2024	2023			%
	As Reported	As Reported	Adjustment	Adjusted	Change
Ceded written premiums	$(502,326)	$(441,650)	$(50,462)	$(492,112)	2.1%
Net retention	62.9%			56.8%	NM (1)
Net written premiums	$852,551	$696,574	$(50,462)	$646,112	32.0%
Net earned premiums	$763,482	$604,211	$(13,145)	$591,066	29.2%

(1) Not meaningful

Underwriting income – We define underwriting income as net income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, impairment charges, interest expense, amortization expense and other income and expenses. Underwriting income represents the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for pre-tax income calculated in accordance with GAAP, and other companies may define underwriting income differently.

($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023
Income before federal income tax expense	$46,853	$27,795	$134,185	$72,533
Add:
Interest expense	2,229	2,632	7,405	7,250
Amortization expense	351	463	1,099	1,336
Other expenses	1,117	1,482	3,350	4,061
Less:
Net investment income	19,521	13,089	59,956	26,318
Net investment gains (losses)	10,187	(2,984)	16,665	3,328
Other loss	(195)	—	(202)	—
Underwriting income	$21,037	$22,267	$69,620	$55,534

Skyward Specialty Insurance Group, Inc.
Reconciliation of Non-GAAP Financial Measures
Adjusted Loss Ratio / Adjusted Combined Ratio – We define adjusted loss ratio and adjusted combined ratio as the corresponding ratio (calculated in accordance with GAAP), excluding losses and LAE related to the LPT and all development on reserves fully or partially covered by the LPT and amortization of deferred gains associated with recoveries of prior LPT reserve strengthening. We use these adjusted ratios as internal performance measures in the management of our operations because we believe they give our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Our adjusted loss ratio and adjusted combined ratio should not be viewed as substitutes for our loss ratio and combined ratio, respectively.

($ in thousands)	Three months ended September 30,		Nine months ended September 30,
(unaudited)	2024	2023	2024	2023
Net earned premiums	$269,557	$227,033	$763,482	$604,211

Losses and LAE	170,521	138,536	473,489	377,841
Less: Pre-tax net impact of LPT	(318)	(266)	(800)	(970)
Adjusted losses and LAE	$170,839	$138,802	$474,289	$378,811

Loss ratio	63.3%	61.0%	62.0%	62.5%
Less: net impact of LPT	(0.1)%	(0.1)%	(0.1)%	(0.2)%
Adjusted loss ratio	63.4%	61.1%	62.1%	62.7%

Combined ratio	92.2%	90.2%	90.9%	90.8%
Less: net impact of LPT	(0.1)%	(0.1)%	(0.1)%	(0.2)%
Adjusted combined ratio	92.3%	90.3%	91.0%	91.0%

Tangible Stockholders’ Equity – We define tangible stockholders’ equity as stockholders’ equity less goodwill and intangible assets. Our definition of tangible stockholders’ equity may not be comparable to that of other companies and should not be viewed as a substitute for stockholders’ equity calculated in accordance with GAAP. We use tangible stockholders’ equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure.

($ in thousands)	September 30,		December 31,
(unaudited)	2024	2023	2023
Stockholders' equity	$797,507	$535,397	$661,031
Less: Goodwill and intangible assets	87,607	88,808	88,435
Tangible stockholders' equity	$709,900	$446,589	$572,596

Skyward Specialty Insurance Group, Inc.
Gross Written Premiums by Underwriting Division (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Global Property & Agriculture	$54,360	$48,775	11.5%	$279,721	$247,195	13.2%
Industry Solutions	74,089	79,798	(7.2)%	236,460	226,680	4.3%
Captives	53,630	41,886	28.0%	184,137	127,249	44.7%
Programs	54,434	41,735	30.4%	166,256	143,032	16.2%
Transactional E&S	44,885	30,699	46.2%	132,791	90,948	46.0%
Accident & Health	43,490	39,554	10.0%	128,479	112,819	13.9%
Professional Lines	40,310	48,259	(16.5)%	120,655	114,420	5.4%
Surety	34,816	24,977	39.4%	106,395	75,899	40.2%
Total gross written premiums(1)	$400,014	$355,683	12.5%	$1,354,894	$1,138,242	19.0%
(1) Excludes exited business